UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On June 28, 2016, the board of directors of Eagle Pharmaceuticals, Inc., or the Company, approved the appointment of Douglas L. Braunstein and Robert Glenning as directors of the Company, subject to the potential resignations of Jay Moorin and Alain Schreiber from the board of directors, which resignations were received by the Company on June 29, 2016.  These new appointments to the board of directors are effective as of July 5, 2016, the date of acceptance of such appointments by Messrs. Braunstein and Glenning.

In addition, the board of directors appointed Mr. Braunstein to serve as a member of the compensation committee of the board of directors and appointed Mr. Glenning to serve as a member of the audit committee and the nominating and corporate governance committee of the board of directors.  Mr. Braunstein will serve as a Class III director with a term of office expiring at the Company’s 2017 annual meeting of stockholders, and Mr. Glenning will serve as a Class I director with a term of office expiring at the Company’s 2018 annual meeting of stockholders.

In connection with their election to the board of directors, the Company granted each of Messrs. Braunstein and Glenning an option to purchase 10,000 shares of the Company’s common stock, or the Grant, at an exercise price equal to the fair market value of the Company’s common stock on July 5, 2016, which option is subject to annual vesting over three years and will vest in full upon a change of control of the Company.  These Grants were made in lieu of the option to purchase 9,360 shares that is automatically granted to new directors pursuant to the Company’s non-employee director compensation policy, or the Compensation Policy.  As independent directors, compensation for the services of Messrs. Braunstein and Glenning as directors will otherwise be consistent with the Compensation Policy.

The Company will enter into its standard form of indemnification agreement with Messrs. Braunstein and Glenning.

Membership and Composition of the Board of Directors and Committees

On June 28, 2016, the board of directors also approved the appointment of Michael Graves to the office of Chairman of the board of directors, subject to and effective as of Mr. Moorin’s resignation on June 29, 2016.  Mr. Graves has served as a member of the board of directors since November 2013.

In addition, the board of directors also determined to reconstitute the audit committee, compensation committee, and nominating and corporate governance committee of the board of directors, effective as of July 5, 2016.  The membership of these committees is now as follows:

•                  Audit Committee: Steven Ratoff (Chair), Michael Graves, Robert Glenning

•                  Compensation Committee: Michael Graves (Chair), Sander Flaum, Douglas L. Braunstein

•                  Nominating and Corporate Governance Committee: Sander Flaum (Chair), David Pernock, Robert Glenning

On July 5, 2016 the Company issued a press release regarding the information referenced above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company dated July 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.
Dated: July 5, 2016

	By:	/s/ Scott Tarriff
Scott Tarriff
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated July 5, 2016